Exhibit 99.1

SSA Global Reports Final Second Quarter Fiscal Year 2006 Results

CHICAGO – March 9, 2006 – SSA Global™ (NASDAQ: SSAG), a leading provider of extended enterprise solutions and services, today announced final financial results for the second quarter ended January 31, 2006.

“SSA Global continues to execute against its long term strategy of acquiring market share and developing customer share.  Our year over year license growth is evidence of solid progress coupled with a high level of operational performance across the business. Yesterday we announced the acquisition of Provia Software, a leader in supply chain execution solutions and we welcome the employees and customers into the SSA Global team,”  said Mike Greenough, chairman, president and CEO of SSA Global.

Second quarter total revenue increased 6% to $187.9 million compared to $178.0 million last year.

License revenue for the quarter was $56.8 million, an increase of 11% from the second quarter last year and represented 30% of total revenue compared to 29% last year. On an organic basis, excluding Epiphany’s contribution in the quarter and normalizing for foreign exchange equalization, license revenue grew 7%.

The acquisition of Epiphany, which closed on September 29, 2005, contributed $15.4 million to total revenue and $4.3 million to license revenue in the quarter.

During the second quarter, North America contributed 46% of total revenue; Europe, Middle East and Africa (EMEA) contributed 39%; and Asia-Pacific/Japan (APJ) and Latin America contributed 15%. For the quarter, 1,178 contracts were signed, including 56 new customers that represented 8% of the total license value associated with software contracts signed in the quarter.

On an adjusted basis for the second quarter, total revenue grew 6% to $188.5 million and net income grew 10% to $18.7 million or $0.25 per diluted share up from $17.0 million or $0.23 per diluted share last year. (Adjusted revenue, net income and earnings per diluted share includes deferred license revenue associated with the Epiphany acquisitions and an assumed 34% tax rate; it excludes amortization of acquired intangibles, stock option-based compensation expense and restructuring charges).

For the quarter, the Company reported GAAP net income of $6.6 million compared to $8.0 million last year, and earnings per diluted share under GAAP was $0.09 this quarter.

Cash and cash equivalents as of January 31, 2006 totaled $136.0 million and net cash provided by operating activities for the quarter totaled $49.5 million. Days Sales Outstanding (DSO) were 89 and down from 97 days at the end of the second quarter last year.

The Company will hold a conference call following the release after the close of market at 5:00 p.m. EST.

Date:	Thursday, March 9, 2006
Time:	5:00 p.m. EST
Dial in:	+1 (866) 277-1184 or outside the U.S.
+1 (617) 597-5360
Passcode:	28489575

On the call, senior management will review second quarter 2006 earnings. Investors and analysts are invited to participate on the call. Please dial in approximately ten minutes prior to the 5:00 p.m. start time. A live, audio-only webcast of the call will be made available to the public on the Company’s website at http://investor.ssaglobal.com and will be archived for approximately three months following the call. In addition, a replay of the call will be available approximately one hour after the conference call concludes and will remain available through Thursday, March 16th. To access the replay, dial 1-888-286-8010 in the U.S. and Canada, or 1-617-801-6888 outside U.S. and Canada, passcode 34015897.

Presentation of Non-GAAP Financial Measures

The non-GAAP financial measures presented in the text of this press release and accompanying supplementary financial information (also referred to as “adjusted”) represent the financial measures used by the Company’s management to evaluate the quarterly operating and cash flows performance of the Company and to conduct its business operations. These non-GAAP financial measures are also used by management to evaluate return on investment, income contribution and future impact to operating results of potential mergers and acquisitions. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to competitors’ operating results and the software industry in general. This non-GAAP financial information is provided as additional information for investors and is not in accordance with, or an alternative to, GAAP. In addition, the non-GAAP financial information provided may be different than similar measures used by other companies. However, the Company’s management believes these non-GAAP measures provide useful information to investors, potential investors, securities analysts and others so each group can evaluate the Company’s current and future prospects in the same manner as management if they so chose. A reconciliation of GAAP financial information to adjusted results and EBITDA has been provided in the financial statement tables that accompany this press release.

About SSA Global

SSA Global™ (NASDAQ: SSAG) is a leading provider of extended ERP solutions for manufacturing, distribution, retail, services and public organizations worldwide. In addition to core ERP applications, SSA Global offers a full range of integrated extension solutions including corporate performance management, customer relationship management, product lifecycle management, supply chain management and supplier relationship management. Headquartered in Chicago, SSA Global has over 50 locations worldwide and its product offerings are used by customers in over 90 countries.  For additional information, visit the SSA Global web site at www.ssaglobal.com.

SSA Global™ is the corporate brand for product lines and subsidiaries of SSA Global Technologies, Inc. SSA Global, SSA Global Technologies and SSA GT are trademarks of SSA Global Technologies, Inc. Other products mentioned in this document are registered, trademarked or service marked by their respective owners.

Forward-Looking Statements

These materials may contain “forward-looking statements.”  Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain the words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” “will be,” “will likely continue,” “will likely result,” or words or phrases with similar meaning.  All of these forward-looking statements are based on estimates and assumptions made by our management that, although we believe to be reasonable, are inherently uncertain.   Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from the forward-looking statements.  We operate in a changing environment in which new risks can emerge from time to time.  It is not possible for management to predict all of these risks, nor can it assess the extent to which any factor, or a combination of factors, may cause our business, strategy or actual results to differ materially from those contained in forward-looking statements.  Factors you should consider that could cause these differences include, among other things:

•                  General economic and business conditions, including exchange rate fluctuations;

•                  Our ability to identify acquisition opportunities and effectively and cost-efficiently integrate acquisitions;

•                  Our ability to maintain effective internal control over financial reporting;

•                  Our ability to attract and retain personnel, including key personnel;

•                  Our success in developing and introducing new services and products; and

•                  Competition in the software industry, as it relates to both our existing and potential new customers.

For inquiries, contact:
Investor:	Press:
Dawn Drella	Maria Diecidue
SSA Global	SSA Global
(312) 474-7694	(312) 258-6000
dawn.drella@ssaglobal.com	maria.diecidue@ssaglobal.com

SSA GLOBAL TECHNOLOGIES, INC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - GAAP

(in millions, except per share data)

(Unaudited)

	Three Months Ended January 31, 2006		Six Months Ended January 31, 2006
	2006	2005	2006	2005
Revenue:

License fees	$56.8	$51.0	$108.8	$92.4
Support	90.9	86.9	175.9	172.3
Services and other	40.2	40.1	80.7	79.8
Total revenue	187.9	178.0	365.4	344.5

Operating expenses:
Cost of revenues:
Cost of license fees	9.3	6.5	17.4	12.1
Amortization of acquired technology	4.4	3.8	8.4	8.4
Cost of support, services and other	49.7	49.0	99.7	95.5
Sales and marketing	48.0	45.9	93.2	89.3
Research and development	28.2	25.4	55.0	49.7
General and administrative	21.8	21.6	40.5	42.6
Non-cash stock option compensation expense	3.0	2.4	6.3	4.9
Amortization of intangibles	7.2	6.4	13.8	12.8
Restructuring charge (benefit)	0.9	—	5.4	(1.5)
Total operating expenses	172.5	161.0	339.7	313.8

Operating income	15.4	17.0	25.7	30.7

Interest expense, net	2.8	4.0	4.9	7.9
Loss on early extinguishment of debt	—	—	3.3	—
Other expense (income)	0.3	(0.2)	2.1	(1.2)
Income before income taxes	12.3	13.2	15.4	24.0
Provision for income taxes	5.7	5.2	7.8	9.6
Net income	6.6	8.0	7.6	14.4
Preferred stock dividends	—	7.8	—	15.4
Preferred stock dividends in excess of stated amount	—	10.8	—	21.4
Cash dividend paid to preferred stockholders	—	25.0	—	25.0
Distributed earnings - preferred stockholders	—	43.6	—	61.8
Net income (loss) to common stockholders	$6.6	$(35.6)	$7.6	$(47.4)

Earnings (loss) per common share:
Basic	$0.10	$(7.44)	$0.11	$(9.91)
Diluted	0.09	(7.44)	0.10	(9.91)

Earnings per preferred share:
Basic and diluted	$—	$14.53	$—	$20.60

Weighted average common shares:
Basic	68.765	4.785	68.428	4.785
Diluted	73.498	4.785	73.214	4.785

Weighted average preferred shares:
Basic and diluted	—	3.000	—	3.000

SSA GLOBAL TECHNOLOGIES, INC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS - ADJUSTED (NON-GAAP)

(in millions, except per share data)

(Unaudited)

	Three Months Ended January 31,					Six Months Ended January 31,
	2006	% of Revenues	2005	% of Revenues	% Inc (Dec)	2006	% of Revenues	2005	% of Revenues	% Inc (Dec)
Revenue:

License fees	$57.4	31%	$51.0	29%	13%	$109.9	30%	$92.4	27%	19%
Support	90.9	48%	86.9	49%	5%	175.9	48%	172.3	50%	2%
Services and other	40.2	21%	40.1	22%	0%	80.7	22%	79.8	23%	1%
Total revenue	188.5	100%	178.0	100%	6%	366.5	100%	344.5	100%	6%

Operating expenses:
Cost of revenues:
Cost of license fees	9.3	5%	6.5	4%	43%	17.4	5%	12.1	4%	44%
Cost of support, services and other	49.7	26%	49.0	27%	1%	99.7	27%	95.5	28%	4%
Sales and marketing	48.0	25%	45.9	26%	5%	93.2	25%	89.3	26%	4%
Research and development	28.2	15%	25.4	14%	11%	53.3	15%	49.7	14%	7%
General and administrative	21.8	12%	21.6	12%	1%	40.5	11%	42.6	12%	-5%
Total operating expenses	157.0	83%	148.4	83%	6%	304.1	83%	289.2	84%	5%

Operating income	31.5	17%	29.6	17%	6%	62.4	17%	55.3	16%	13%

Interest expense, net	2.8	2%	4.0	2%	-30%	4.9	1%	7.9	2%	-38%
Other (income) expense	0.3	0%	(0.2)	0%	*	2.1	1%	(1.2)	0%	*
Income before income taxes	28.4	15%	25.8	15%	10%	55.4	15%	48.6	14%	14%
Provision for income taxes	9.7	5%	8.8	5%	10%	18.8	5%	16.5	5%	14%
Net income	$18.7	10%	$17.0	10%	10%	$36.6	10%	$32.1	9%	14%

Earnings per common share:
Basic	$0.27		$0.25			$0.53		$0.47
Diluted	$0.25		$0.23			$0.50		$0.44

Weighted average common shares:
Basic	68.765		68.017			68.428		68.017
Diluted	74.109		72.717			73.825		72.717

*      not meaningful

SSA GLOBAL TECHNOLOGIES, INC AND SUBSIDIARIES

RECONCILIATION OF GAAP TO ADJUSTED (NON-GAAP) CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share data)

(Unaudited)

	Three Months Ended January 31,
	2006 GAAP	Adjustments	2006 Non-GAAP	2005 GAAP	Adjustments	2005 Non-GAAP
Revenue:
License fees (1)	$56.8	$0.6	$57.4	$51.0	$—	$51.0
Support	90.9	—	90.9	86.9	—	86.9
Services and other	40.2	—	40.2	40.1	—	40.1
Total revenue	187.9	0.6	188.5	178.0	—	178.0

Operating expenses:
Cost of revenues:
Cost of license fees	9.3	—	9.3	6.5	—	6.5
Amortization of acquired technology (2)	4.4	(4.4)	—	3.8	(3.8)	—
Cost of support, services and other	49.7	—	49.7	49.0	—	49.0
Sales and marketing	48.0	—	48.0	45.9	—	45.9
Research and development	28.2	—	28.2	25.4	—	25.4
General and administrative	21.8	—	21.8	21.6	—	21.6
Non-cash stock option compensation expense (3)	3.0	(3.0)	—	2.4	(2.4)	—
Amortization of intangibles (2)	7.2	(7.2)	—	6.4	(6.4)	—
Restructuring charges (benefits) (4)	0.9	(0.9)	—	—	—	—
Total operating expenses	172.5	(15.5)	157.0	161.0	(12.6)	148.4

Operating income	15.4	16.1	31.5	17.0	12.6	29.6

Interest expense, net	2.8	—	2.8	4.0	—	4.0
Other (income) expense	0.3	—	0.3	(0.2)	—	(0.2)
Income before income taxes	12.3	16.1	28.4	13.2	12.6	25.8
Provision for income taxes (6)	5.7	4.0	9.7	5.2	3.6	8.8
Net income	6.6	12.1	18.7	8.0	9.0	17.0
Preferred stock dividends (7)	—	—	—	7.8	(7.8)	—
Preferred stock dividends in excess of stated amount (7)	—	—	—	10.8	(10.8)	—
Cash dividend paid to preferred stockholders (7)	—	—	—	25.0	(25.0)	—
Distributed earnings - preferred stockholders	—	—	—	43.6	(43.6)	—
Net income (loss) to common stockholders	$6.6	$12.1	$18.7	$(35.6)	$52.6	$17.0

Earnings (loss) per common share (7):
Basic	$0.10		$0.27	$(7.44)		$0.25
Diluted	$0.09		$0.25	$(7.44)		$0.23

Earnings per preferred share (7):
Basic and diluted	$—		$—	$14.53		$—

Weighted average common shares (7):
Basic	68.765	—	68.765	4.785	63.232	68.017
Diluted	73.498	0.611	74.109	4.785	67.932	72.717

Weighted average preferred shares (7):
Basic and diluted	—			3.000	(3.000)	—

	Six Months Ended January 31,
	2006 GAAP	Adjustments	2006 Non-GAAP	2005 GAAP	Adjustments	2005 Non-GAAP
Revenue:
License fees (1)	$108.8	$1.1	$109.9	$92.4	$—	$92.4
Support	175.9	—	175.9	172.3	—	172.3
Services and other	80.7	—	80.7	79.8	—	79.8
Total revenue	365.4	1.1	366.5	344.5	—	344.5

Operating expenses:
Cost of revenues:
Cost of license fees	17.4	—	17.4	12.1	—	12.1
Amortization of acquired technology (2)	8.4	(8.4)	—	8.4	(8.4)	—
Cost of support, services and other	99.7	—	99.7	95.5	—	95.5
Sales and marketing	93.2	—	93.2	89.3	—	89.3
Research and development (2)	55.0	(1.7)	53.3	49.7	—	49.7
General and administrative	40.5	—	40.5	42.6	—	42.6
Non-cash stock option compensation expense (3)	6.3	(6.3)	—	4.9	(4.9)	—
Amortization of intangibles (2)	13.8	(13.8)	—	12.8	(12.8)	—
Restructuring charges (benefits) (4)	5.4	(5.4)	—	(1.5)	1.5	—
Total operating expenses	339.7	(35.6)	304.1	313.8	(24.6)	289.2

Operating income	25.7	36.7	62.4	30.7	24.6	55.3

Interest expense, net	4.9	—	4.9	7.9	—	7.9
Loss on early extinguishment of debt (5)	3.3	(3.3)	—	—	—	—
Other (income) expense	2.1	—	2.1	(1.2)	—	(1.2)
Income before income taxes	15.4	40.0	55.4	24.0	24.6	48.6
Provision for income taxes (6)	7.8	11.0	18.8	9.6	6.9	16.5
Net income	7.6	29.0	36.6	14.4	17.7	32.1
Preferred stock dividends (7)	—	—	—	15.4	(15.4)	—
Preferred stock dividends in excess of stated amount (7)	—	—	—	21.4	(21.4)	—
Cash dividend paid to preferred stockholders (7)	—	—	—	25.0	(25.0)	—
Distributed earnings - preferred stockholders	—	—	—	61.8	(61.8)	—
Net income (loss) to common stockholders	$7.6	$29.0	$36.6	$(47.4)	$79.5	$32.1

Earnings (loss) per common share (7):
Basic	$0.11		$0.53	$(9.91)		$0.47
Diluted	$0.10		$0.50	$(9.91)		$0.44

Earnings per preferred share (7):
Basic and diluted	$—		$—	$20.60		$—

Weighted average common shares (7):

Basic	68.428	—	68.428	4.785	63.232	68.017

Diluted	73.214	0.611	73.825	4.785	67.932	72.717

Weighted average preferred shares (7):
Basic and diluted	—			3.000	(3.000)	—

Footnotes - Adjustments:

(1)                                  In connection with the Epiphany acquisition, we were required to eliminate deferred license revenue  for purchase accounting purposes. The adjustment amount represents license fees that would have been otherwise recorded by Epiphany that were not recognized for GAAP purposes.

(2)                                  Represents the amortization of intangible assets and charges associated with acquisitions, which includes acquired technology, customer lists, patents and in-process research and development charges.

(3)                                  Represents non-cash stock-based compensation expense associated with stock options granted to certain employees on July 31, 2003 and the adoption of SFAS 123R effective August 1, 2005.

(4)                                  Restructuring charges (benefits) include costs associated with SSA employee severance and facilities termination costs and adjustments to restructuring liabilities assumed in connection with acquisitions that occur more than twelve months subsequent to the consummation of the related acquisition.

(5)                                  Represents a non-cash charge for the write-off of unamortized deferred financing fees associated with early repayment of long-term debt.

(6)                                  Provision for income taxes is adjusted to 34% for all periods as this represents the Company’s estimated long-term effective cash income tax rate. The Company’s cash income tax rate was approximately 10% for fiscal 2005.

(7)                                  For the three and six months ended January 31, 2005, the adjustments give effect to the issuance of common stock associated with the initial public offering of common stock as if it occurred November 1, 2004 and August 1, 2004, respectively, including (a) conversion of preferred stock into 52.755 million shares of common stock, (b) issuance of 10.350 million shares in the initial public offering and (c) inclusion of potentially dilutive securities in diluted earnings per common share that were anti-dilutive for historical reporting purposes.  For the three and six months ended January 31, 2006, the adjustment gives effect to the inclusion of potentially dilutive securities in diluted earnings per  common share that were anti-dilutive for GAAP reporting purposes.

SSA GLOBAL TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions)

	January 31, 2006	October 31, 2005	July 31, 2005
	(Unaudited)	(Unaudited)	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$136.0	$90.0	$165.4
Restricted cash	3.1	3.1	4.9
Investments	0.5	0.5	—
Accounts receivable, net	181.3	148.7	144.1
Deferred tax assets	19.9	19.9	19.9
Prepaid and other current assets	26.9	26.5	25.7
Total current assets	367.7	288.7	360.0

Non-current assets:
Restricted cash	4.2	6.4	—
Property and equipment, net	19.7	20.5	18.3
Intangible assets, net	170.7	181.8	143.1
Goodwill	391.4	398.2	296.3
Deferred tax assets	—	—	6.4
Other	6.8	6.8	6.6
Total non-current assets	592.8	613.7	470.7

Total Assets	$960.5	$902.4	$830.7

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$4.0	$3.8	$1.6
Accounts payable and accrued liabilities	115.8	120.2	106.0
Accrued compensation and related benefits	61.2	54.1	56.5
Deferred revenue	228.5	170.7	183.8
Income taxes payable	1.8	1.7	1.8
Total current liabilities	411.3	350.5	349.7

Non-current liabilities:
Long-term debt	209.2	207.4	161.0
Accrued restructuring	10.4	15.8	—
Deferred tax liabilities	3.2	5.8	—
Other long term obligations	7.4	7.3	7.1
Deferred revenue	34.9	36.0	38.5

Total liabilities	676.4	622.8	556.3

Stockholders’ equity	284.1	279.6	274.4

Total Liabilities and Stockholders’ Equity	$960.5	$902.4	$830.7

SSA GLOBAL TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(unaudited)

	Three Months Ended January 31,		Six Months Ended January 31,
	2006	2005	2006	2005

Net income	$6.6	$8.0	$7.6	$14.4
Non-cash expenses	23.0	22.9	46.7	44.5
Changes in working capital, net of acquisitions:
Accounts receivable	(31.9)	(48.0)	(24.9)	(27.3)
Deferred revenue	55.8	39.5	23.7	6.8
Other	(4.0)	2.9	(12.1)	(18.2)
Net cash provided by operating activities	49.5	25.3	41.0	20.2

Cash flows from investing activities:
Acquisitions, net of cash acquired	(3.1)	1.0	(109.6)	1.0
Purchase of property and equipment	(1.6)	(1.9)	(2.8)	(3.4)
Capitalized software costs and acquired technology	(1.3)	(0.8)	(3.9)	(1.3)
Net cash used in investing activities	(6.0)	(1.7)	(116.3)	(3.7)

Cash flows from financing activities:
Borrowings	—	—	200.0	—
Payments of debt	(3.3)	(0.9)	(156.2)	(1.7)
Cash dividend paid to preferred stockholders	—	(25.0)	—	(25.0)
Proceeds from stock option exercises	2.7	—	3.3	—
Other	2.2	—	(3.0)	—
Net cash provided by (used in) financing activities	1.6	(25.9)	44.1	(26.7)
Effect of exchange rate changes on cash and cash equivalents	0.9	0.5	1.8	1.7
Net increase (decrease) in cash and cash equivalents	46.0	(1.8)	(29.4)	(8.5)
Cash and cash equivalents at beginning of period	90.0	99.4	165.4	106.1
Cash and cash equivalents at end of period	$136.0	$97.6	$136.0	$97.6

SSA GLOBAL TECHNOLOGIES, INC AND SUBSIDIARIES

RECONCILIATION OF EBITDA TO NET CASH PROVIDED BY OPERATIONS

(in millions)

(Unaudited)

	Three Months Ended January 31,		Six Months Ended January 31,
	2006	2005	2006	2005

EBITDA (1)	$34.0	$32.0	$65.4	$60.5
Interest paid	(3.1)	(2.3)	(6.5)	(4.6)
Income taxes paid	(0.7)	(0.4)	(0.8)	(1.1)
Other changes in working capital	19.3	(4.0)	(17.1)	(34.6)

Net cash provided by operations	$49.5	$25.3	$41.0	$20.2

(1)          Represents net income before interest, income taxes, options amortization, depreciation and amortization related to customer lists, patents, acquired technology, capitalized software development and in-process research and development and restructuring charges (benefits).